Exhibit 10.1

NONQUALIFIED STOCK OPTION AGREEMENT

UNDER

STEREOTAXIS, INC.

2002 NON-EMPLOYEE DIRECTORS’ STOCK PLAN

THIS AGREEMENT, made this      day of                     , 20    , by and between Stereotaxis, Inc. (the “Company”), and (“Optionee”);

WITNESSETH THAT:

WHEREAS, the Board of Directors of the Company (the “Board of Directors”) has adopted the Stereotaxis, Inc. 2002 Non-Employee Directors’ Stock Plan (the “Plan”) pursuant to which options to purchase                      shares of the common stock of the Company are to be granted to Non-Employee Directors of the Company on each annual meeting of the stockholders; and

WHEREAS, there was an annual meeting of the stockholders on                     , 2002; and

WHEREAS, Optionee is a Non-Employee Director and was a Non-Employee Director on such date:

NOW, THEREFORE, in consideration of the premises, and of the mutual agreements hereinafter set forth, it is covenanted and agreed as follows:

1. Grant Subject to Plan. This option is granted under and is expressly subject to, all the terms and provisions of the Plan, which terms are incorporated herein by reference. The Committee referred to in Paragraph II of the Plan (“Committee”) has been appointed by the Board of Directors, to administer the Plan.

2. Grant and Terms of Option. Effective as of                     , 200     (“Date of Grant”), the Company grants to Optionee the option to purchase all or any part of                      (                    ) shares of the common stock of the Company, for a period of ten (10) years from the Date of Grant, at the purchase price of $                     per share; provided, however, that the right to exercise such option shall be, and is hereby, restricted so that no shares may be purchased prior to the first anniversary of the Date of Grant; that at any time during the term of this option on or after the first anniversary of the Date of Grant, Optionee may purchase up to 100% of the total number of shares to which this option relates. Notwithstanding the foregoing, in the event of a Change of Control (as defined in the Plan) Optionee may purchase 100% of the total number of shares to which this option relates. However, in no event may this option or any part thereof be exercised after the expiration of ten (10) years from the Date of Grant. The purchase price of the shares subject to the option may be paid for (i) in cash, (ii) in the discretion of the Committee, by tender of shares of Common Stock already owned by Optionee, or (iii) in the discretion of the Committee, by a combination of methods of payment specified in clauses (i) and (ii).

3. Anti-Dilution Provisions. In the event that, during the term of this Agreement, there is any change in the number or kind of shares of outstanding Common Stock of the Company by reason of stock dividends, recapitalizations, mergers, consolidations, split-ups, combinations or exchanges of shares and the like, the number of shares covered by this option agreement and the price thereof shall be adjusted, to the same proportionate number of shares and price as in this original agreement.

4. Investment Purpose. Optionee represents that, in the event of the exercise by him of the option hereby granted, or any part thereof, he intends to purchase the shares acquired on such exercise for investment and not with a view to resale or other distribution; except that the Company, at its election, may waive or release this condition in the event the shares acquired on exercise of the option are registered under the Securities Act of 1933, or upon the happening of any other contingency which the Company shall determine warrants the waiver or release of this condition. Optionee agrees that the certificates evidencing the shares acquired by him on exercise of all or any part of this option, may bear a restrictive legend, if appropriate, indicating that the shares have not been registered under said Act and are subject to restrictions on the transfer thereof, which legend may be in the following form (or such other form as the Company shall determine to be proper), to-wit:

“The shares represented by this certificate have not been registered under the Securities Act of 1933, but have been issued or transferred to the registered owner pursuant to the exemption afforded by Section 4(2) of said Act. No transfer or assignment of these shares by the registered owner shall be valid or effective, and the issuer of these shares shall not be required to give any effect to any transfer or attempted transfer of these shares, including without limitation, a transfer by operation of law, unless (a) the issuer shall have received an opinion of its counsel that the shares may be transferred without requirement of registration under said Act, or (b) there shall have been delivered to the issuer a ‘no-action’ letter from the staff of the Securities and Exchange Commission, or (c) the shares are registered under said Act.”

5. Non-Transferability. Neither the option hereby granted nor any rights thereunder or under this Agreement may be assigned, transferred or in any manner encumbered except by will or the laws of descent and distribution, and any attempted assignment, transfer, mortgage, pledge or encumbrance except as herein authorized, shall be void and of no effect. The option may be exercised during Optionee’s lifetime only by him.

6. Termination of Service. If Optionee terminates service for any reason, the Optionee may exercise this option, to the extent that he was entitled to exercise it at the date of such termination of service, at any time within one (1) year after such termination, but under no circumstances may the Optionee exercise the option after ten (10) years from the Date of Grant.

7. Death of Optionee. In the event of the death of Optionee during the term of this Agreement and while he is a Non-Employee Director, this option may be exercised, to the extent that he was entitled to exercise it at the date of his death, by a legatee or legatees of Optionee under his last will, or by his personal representatives or distributees, at any time within a period of one (1) year after his death, but not after ten (10) years from the Date of Grant.

8. Shares Issued on Exercise of Option. It is the intention of the Company that on any exercise of this option it will transfer to Optionee shares of its authorized but unissued stock or transfer Treasury shares, or utilize any combination of Treasury shares and authorized but unissued shares, to satisfy its obligations to deliver shares on any exercise hereof.

9. Committee Administration. This Committee, or any successor or substitute committee authorized by the Board of Directors or the Board of Directors itself, subject to the express terms of this option, shall have plenary authority to interpret any provision of this option and to make any determinations necessary or advisable for the administration of this option and the exercise of the rights herein granted, and may waive or amend any provisions hereof in any manner not adversely affecting the rights granted to Optionee by the express terms hereof.

10. Option Not an Incentive Stock Option. This option is not intended as, nor shall it be treated as, an incentive stock option under Section 422 of the Code.

11. Choice of Law. This Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Agreement to the substantive law of another jurisdiction. Optionee is deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Missouri, County of St. Louis, to resolve any and all issues that may arise out of or relate to this Agreement.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its Vice President and to be attested by its Secretary under the seal of the Company, pursuant to due authorization, and Optionee has signed this Agreement to evidence his acceptance of the option herein granted and of the terms hereof, all as of the date hereof.

STEREOTAXIS, INC.

By:
Vice President

ATTEST:

Secretary

Optionee

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